Exhibit 10.6
MICRON TECHNOLOGY, INC.
AMENDED AND RESTATED
1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

1.           Purpose. The purpose of the Micron Technology, Inc. 1998 Non-Employee Director Stock Incentive Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Micron Technology, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company's stockholders.

2.           Defined Terms. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

"Board" means the Board of Directors of the Company.

“Change in Control” means “change of control” or “change in effective control” of the Company, or “change in the ownership of a substantial portion of the assets” of the Company as described or defined in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

"Company" means Micron Technology, Inc.

"Committee" has the meaning assigned such term in Section 3.

"Common Stock" means the common stock, par value $0.10 per share, of the Company.

"Deferral Period" has the meaning set forth in Section 6(e) of the Plan.

"Deferred Stock Rights" means the right to receive shares of Common Stock upon Separation from Services, as described in Section 6(e) of the Plan.

"Dividend" has the meaning set forth in Section 6(e) of the Plan.

"Election Form" means a form approved by the Committee pursuant to which a Non-Employee Director elects a form of payment of his or her Retainer, as provided in Section 6(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

LEGAL02/30730278v1

"Fair Market Value," means, as of any date, the value of Common Stock determined as follows:

 (a) If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange (“NYSE”), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable; or

(b) If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable; or

(c) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A..

"Non-Employee Director" means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

"Participant" means any Non-Employee Director who is participating in the Plan.

"Plan" means the Micron Technology, Inc. 1998 Non-Employee Director Stock Incentive Plan, as amended from time to time.

"Plan Administrator" means the person or persons designated by the Committee to administer the Plan in accordance with Section 3 of the Plan.  If no such administrator is designated, the Plan Administrator shall be the Committee or the Board, as the case may be, administering the Plan pursuant to Section 3.

"Plan Year" means the twelve-month period ending on December 31 of each year which, for purposes of the Plan, is the period for which Retainer is earned.

"Quarterly Grant Date" has the meaning set forth in Section 6(c) of the Plan.

"Quarterly Service Period" has the meaning set forth in Section 6(c) of the Plan.

"Retainer" means the compensation payable by the Company to a Non-Employee Director for service as a director (and, if applicable, as the member of a committee of the Board) of the Company, as such amount may be changed from time to time.

"Rule 16b-3" means Rule 16b-3, as amended from time to time, of the Securities and Exchange Commission as promulgated under the Exchange Act.

"Securities Act" means the Securities Act of 1933, as amended.

LEGAL02/30730278v1

“Separation from Service” means the good faith and complete termination of the Non-Employee Director’s services to the Company without anticipation of the renewal of services.

"Shares" means shares of Common Stock.

"Stock Equivalent Amount" means the portion (in 25% increments) of a Non- Employee Director's Retainer for a Plan Year that he or she has elected to receive in the form of Common Stock or Deferred Stock Rights.

"Unforeseeable Emergency" has the meaning set forth in Section 6(f) of the Plan.

3.           Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive awards under the Plan, the number of Shares subject to any such awards or the time at which any such awards are to be granted. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee. Notwithstanding the foregoing, the Board shall exercise any and all rights, duties and powers of the Committee under the Plan to the extent required by the applicable exemptive conditions of Rule 16b-3, as determined by the Board its sole discretion.

4.           Shares Subject to Plan. The Shares issued under the Plan shall not exceed in the aggregate 250,000 shares of Common Stock. Such Shares may be authorized and unissued shares or treasury shares.

5.           Participants. All active Non-Employee Directors shall be eligible to participate in the Plan.

6.           Form of Payment of Retainer.

(a)           Annual and Initial Elections. On or before November 30 of each year (December 31, 1998 in the case of the first Plan Year), each Non-Employee Director shall file with the Plan Administrator an election form prescribed by the Plan Administrator (the "Election Form"), in which such Non-Employee Director shall indicate his or her preference to receive some or all of his or her Retainer for the following Plan Year in the form of (i) cash, (ii) Common Stock, or (iii) Deferred Stock Rights. Such elections shall be made in increments of 25% of the Retainer. Individuals who are nominated to become Non-Employee Directors may make such election no later than 30 days after the date the Non-Employee Director first becomes eligible to participate in the Plan.  If a Non-Employee Director fails to timely file an Election Form for a Plan Year, then 100% of his or her Retainer for such Plan Year will be paid in cash. If a Non-Employee Director makes an election for any Plan Year and does not revoke such election before the beginning of any subsequent Plan Year, such election shall remain in effect for each such subsequent Plan Year and shall be irrevocable through the end of such subsequent Plan Year.

LEGAL02/30730278v1

(b)           Cash Payments. That portion of the Retainer to be paid in cash will be paid monthly for services rendered during the preceding month.

(c)           Grant Dates and Formula for Stock Grants. To the extent that a Non-Employee Director has elected to receive some or all of his or her Retainer in the form of Common Stock and has not elected to defer receipt of such shares pursuant to Section 6(e), shares of Common Stock shall be automatically granted to such Non-Employee Director on March 31, June 30, September 30 and December 31 of each Plan Year (each such date is hereinafter referred to as a "Quarterly Grant Date"). The total number of Shares included in each grant under this Section 6(c) shall be determined by (i) dividing the Stock Equivalent Amount earned by the Non-Employee Director during the three-month period immediately preceding the Quarterly Grant Date (the "Quarterly Service Period") by the Fair Market Value per Share on the Quarterly Grant Date, and (ii) and subtracting any Shares to be deferred pursuant to Section 6(e). Fractions will be rounded to the next highest Share.

(d)           Separation from Service During Quarterly Service Period. In the event of Separation from ServiceSeparation from Service on the Board by any Participant during a Quarterly Service Period, such Participant's award for the Quarterly Service Period shall be determined in accordance with Sections 6(b) based upon the Stock Equivalent Amount earned during such Quarterly Service Period through the date of Separation from Service, provided, that the grant date shall be the date of Separation from  Service unless the grant has been deferred pursuant to Section 6(e).

(e)           Deferred Stock Rights.

(i)           Election to Defer. Each Participant will have the right to elect, in his or her Election Form delivered to the Plan Administrator prior to the commencement of each Plan Year, to defer until after the Participant's Separation from Service the grant of the Shares that would otherwise be granted to the Participant during the next ensuing Plan Year ("Deferred Stock Rights"). Pursuant to this Election Form, the Participant will elect whether all of the deferred grant for the applicable Plan Year will be (a) granted within 30 days after Separation from Service or (b) granted in approximately equal annual installments of Shares over a period of two to five years (as the Participant may elect) after the Separation from Service, each such annual grant to be made within 30 days after the anniversary of the Separation from Service. The deferral Election Form signed by the Participant prior to the Plan Year will be irrevocable except in case of an Unforeseeable Emergency (as defined in Section 6(f)).   No Shares will be issued until the grant date(s) so deferred (the "Deferred Grant Date") at which time the Company agrees to issue the Shares to the Participant. The Participant will have no rights as a stockholder with respect to the Deferred Stock Rights, and the Deferred Stock Rights will be unsecured.

(ii)           Deferred Dividend Account. If any cash dividends ("Dividends") are distributed to holders of Common Stock during the period from the applicable Quarterly Grant Date until the Deferred Grant Date (the "Deferral Period") but prior to the Participant's Separation from Service, an amount equal to the cash value of such Dividends on their distribution date, as such value is determined by the Committee, will be credited to a deferred dividend account for the Participant as follows: the account will be credited with the right to receive Shares having a Fair Market Value as of the date of the Dividend equal to the cash value of the Dividend. The Company will issue Shares equal to the cumulative total of rights to Shares in such account within 30 days after the Participant's Separation from Service.

LEGAL02/30730278v1

If a Dividend is distributed to holders of Common Stock after the Participant's Separation from Service but prior to the issuance in full of the deferred Shares, an amount equal to the cash value of such Dividends pertaining to any Shares still deferred shall be converted into Shares equivalent in value to the Dividend (based on the Fair Market Value as of the date of distribution of the Dividend) and such Shares will be issued to the Participant within 30 days after the date of the distribution of the Dividend.  No right or interest in the Deferred Stock Rights or in the deferred dividend account shall be subject to liability for the debts, contracts or engagements of the Participant or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 6(e) shall prevent transfers by will or by the applicable laws of descent and distribution. The Committee will have the right to adopt other regulations and procedures to govern deferral of grants of Shares.

(f)           Unforeseeable Emergency.  For purposes of this Plan, an “unforeseeable emergency” means a severe financial hardship to the Participant resulting from illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The amounts distributable because of an unforeseeable emergency cannot exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  Notwithstanding any provision in the Plan to the contrary, any payment made pursuant to this Section 6(g) shall comply with Section 409A(a)(2)(A)(vi) of the Code and the regulations (or similar guidance) promulgated thereunder (or any successor provisions).

(g)          No Participant shall have the right to accelerate any amounts payable under this Plan.  The Committee may accelerate amounts payable under this Plan only if there is an exception to the prohibition on acceleration of payments as set forth in Treasury Regulation Section 1.409A-3(j)(4).

(h)          Notwithstanding anything herein to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable to a Participant by reason of the occurrence of a change in control or similar corporate event or transaction involving the Company, or a Participant’s disability or separation from service, such amount or benefit will not be payable or distributable by reason of such circumstance unless (i) the circumstances giving rise to such transaction, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in this Plan that is permissible under Section 409A.

LEGAL02/30730278v1

7.           Prorated Grants. If on any Quarterly Grant Date, shares of Common Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the Plan, then each such director shall receive an award equal to the number of shares of Common Stock then available under the Plan divided by the number of Non-Employee Directors entitled to a grant of shares on such date. Fractional shares shall be ignored and not granted.  Any shortfall resulting from such proration shall be paid in the form of cash.

8.           Withholding. Whenever the Company issues Shares under the Plan, the Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such Shares.

9.           Adjustments.

(a)           Changes in Capitalization.

(i)           The number of Common Stock shares subject to a stock right shall be proportionally adjusted to reflect a stock split (including a reverse stock split) or stock dividend, provided the only effect of the stock split or stock dividend is to increase (or decrease) on a pro rata basis the number of shares owned by each shareholder of the class of stock subject to the stock right.

(ii)           Discretionary Adjustments.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization or combination or exchange of shares, or any transaction described in Section 9(a)(i)), the Committee may, in its sole discretion, provide (i) that awards hereunder will be settled in cash rather than Common Stock, (ii) that awards hereunder will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that awards hereunder will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, or (iv) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Non-Employee Directors whether or not such Non-Employee Directors are similarly situated.

(iii)           General.  Any discretionary adjustments made pursuant to this Section 9(a) shall be subject to the provisions of Section 10.

(b)           In the event of a Change in Control,all Deferred Stock Rights shall become immediately due and payable.

(c)           The number of Shares finally granted under this Plan shall always be rounded to the next highest whole Share.

(d)           Any decision of the Committee pursuant to the terms of this Section 9 shall be final, binding and conclusive upon the Participants, the Company and all other interested parties; provided, however, that to the extent required by the applicable exemptive conditions of Rule 16b-3, any such decision shall be subject to approval by the Board.

10.           Amendment.

LEGAL02/30730278v1

(i) In General.  The Committee may terminate or suspend the Plan at any time, without stockholder approval. The Committee may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect a Participant's rights under an award granted prior thereto.

(ii) Compliance Amendments.  Notwithstanding anything in the Plan, Election Form or other applicable agreement to the contrary, the Committee may amend the Plan, Election Form or other applicable agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, Election Form or other applicable agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By participating in this Plan, a Non-Employee Director agrees to any amendment made pursuant to this Section to any compensation granted under the Plan without further consideration or action.

11.           Indemnification. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Committee, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

The Committee and the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board in connection with the Plan.

12.           Duration of the Plan. The Plan shall remain in effect until ten years from the Effective Date, unless terminated earlier by the Committee.

13.           Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

14.           Effective Date. The Plan was originally adopted by the Board on November 23, 1998, and became effective upon the approval thereof by the stockholders of the Company on January 14, 1999 (the "Effective Date").

LEGAL02/30730278v1